UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2022

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street, Suite 3900, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2022, NextDecade Corporation (the “Company”) received notice from Ninteenth Investment Company LLC (“NIC”) of its intent, pursuant to that certain Purchaser Rights Agreement between the Company and NIC, dated as of October 28, 2019 (the “Purchaser Rights Agreement”), to replace Khalifa Abdullah Al Romaithi in his role as member of the Board of Directors (the “Board”) of the Company as a result of Mr. Al Romaithi taking on a new position in the parent company of NIC. Mr. Al Romaithi’s resignation from the Board was effective as of May 17, 2022, and his decision to resign from the Board was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On May 17, 2022, the Board appointed Giovanni Oddo as a Class B director of the Board to fill the vacancy created by Mr. Al Romaithi’s resignation. Mr. Oddo was nominated by NIC to replace Mr. Al Romaithi as its designee on the Board. Mr. Oddo will serve as a Class B director until the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”). Mr. Oddo will be on the slate of directors to be voted on by the stockholders of the Company at the Annual Meeting.

Mr. Oddo joined Mubadala Investment Company (“Mubadala”), the parent company of NIC, in 2008 and currently serves as the Head of Americas of Mubadala’s Traditional Infrastructure business unit. At Mubadala, he has previously been responsible for investments in the oil and gas sector and related services, including Mubadala Petroleum LLC, a wholly-owned subsidiary of Mubadala. Mr. Oddo has over 20 years of experience in infrastructure and energy investments, having been a manager at General Electric International, Oil & Gas division, responsible for internal investments and market development of Europe and North Africa prior to joining Mubadala. Mr. Oddo’s prior experience also includes the Associates program at JPMorgan Natural Resources Investment Banking in London.

Mr. Oddo holds a Master’s Degree in Mechanical Engineering from the University of Florence (Italy) and an M.B.A from London Business School (UK).

As a director nominated to the Board pursuant to an agreement with the Company, Mr. Oddo will be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. Mr. Oddo has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2022

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel